Exhibit 10.8

TELADOC, INC.

DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

1.          Purpose and Effective Date.  The purpose of the Plan is to provide the non-employee members of the Board of Directors (the “Board”) of Teladoc, Inc., a Delaware corporation (the “Company”), with an opportunity to defer payment of all or a portion of their Stock Awards.  The Plan shall be effective as of January 1, 2018 (the “Effective Date”).

2.          Definitions. The following terms shall have the meanings given in this section unless a different meaning is clearly implied by the context:

(a)         “Change in Control” shall have the same meaning as defined in the Equity Plan as in effect on the Effective Date; provided, that, for purposes of the Plan, in no event will a Change in Control be deemed to have occurred if the transaction is not also a “change in control event” under Section 409A.

(b)         “Code” means the Internal Revenue Code of 1986, as amended.

(c)         “Common Stock”  means the common stock of the Company.

(d)         “Compensation Committee” means the Compensation Committee of the Board.

(e)         “Deferred Compensation Account” means an account maintained for each Director who makes a deferral election as described in Section 4.

(f)         “Deferred Stock Unit” means an economic unit equal in value to one share (or fraction thereof) of Common Stock that is received by a participant pursuant to the Plan and provides for the deferred receipt of compensation.

(g)         “Director” means a Board member.

(h)         “Equity Plan” means the Teladoc, Inc. 2015 Incentive Award Plan, as it may be amended or restated from time to time, or, to the extent applicable, any future or successor equity compensation plan of the Company.

(i)          “Fair Market Value” means “Fair Market Value” as defined in the Equity Plan.

(j)          “Plan” means this Teladoc, Inc. Deferred Compensation Plan for Non-Employee Directors.

(k)         “Plan Administrator” means the Compensation Committee or its designee.

(l)          “Plan Year” means a calendar year.

(m)        “Restricted Stock” means “Restricted Stock” as defined in the Equity Plan and granted to a Director for serving as a Director.

(n)         “Restricted Stock Unit” means “Restricted Stock Unit” as defined in the Equity Plan and granted to a Director for serving as a Director, and includes any dividend equivalent rights associated with the Restricted Stock Unit.

(o)         “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.

(p)         “Separation from Service” means a “separation from service” within the meaning of Section 409A.

(q)         “Stock Award” means an award of Restricted Stock or Restricted Stock Units.

3.          Eligibility.  All Directors who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.          Election to Defer Stock Awards.

(a)         Manner and Amount of Deferral Election.  A participant may elect to defer receipt of all or a specified portion of his or her Stock Awards by giving written notice on an election form provided by the Plan Administrator.   A participant’s election to defer is irrevocable and may not be changed, except as may be provided in the election form.

(b)         Time of Election.  Elections to defer Stock Awards shall be made at the following times:

(i)          A Director may elect to defer Stock Awards at such time or times during the calendar year as permitted by the Plan Administrator.  Such election shall be effective, as applicable, for Stock Awards granted in the following calendar year.

(ii)         A nominee for election to Director (who is not at the time of nomination a sitting Director and was not previously eligible to participate in the Plan) may elect to defer Stock Awards no later than 30 days after the date of the Director’s commencement of service as a Director.  Such deferral election shall be effective, as applicable, for Stock Awards granted following the later of (A) the date of the Director’s commencement of service as a Director, and (B) the date an irrevocable election form is filed with the Company.

(c)         Duration of Deferral Election.  A deferral election will only apply to one Plan Year.  A participant must make a new deferral election with respect to each Plan Year that the participant decides to defer Stock Awards.

5.          Deferred Compensation Accounts.  The Company shall establish on its books and records a Deferred Compensation Account for each participant, as provided below.

(a)         Crediting of Stock Awards.  Deferred Stock Awards shall be credited to the participant’s Deferred Compensation Account in an equal amount of Deferred Stock Units.  The Deferred Stock Units related to such deferred Stock Awards shall be subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such Stock Awards.  In the event the participant forfeits Deferred Stock Units in accordance with the foregoing, the participant’s Deferred Compensation Account shall be debited for the number of Deferred Stock Units forfeited.

(b)         Dividend Equivalents.  Each Deferred Stock Unit credited to a participant’s Deferred Compensation Account in respect of deferred Restricted Stock shall carry with it a right to receive dividend equivalents in respect of the share of Common Stock underlying such Deferred Stock Unit.  As of a dividend payment date, a participant’s Deferred Compensation Account will be credited with that number of additional Deferred Stock Units (“Additional Deferred Stock Units”) equal to the amount of any ordinary cash dividend paid by the Company on the number of shares of Common Stock equivalent to the number of Deferred Stock Units in the Deferred Compensation Account as of the record date for the dividend, divided by the Fair Market Value of one share of Common Stock on the dividend payment date.  An Additional Deferred Stock Unit will be subject to the same vesting or other forfeiture restrictions that apply to the corresponding Deferred Stock Unit.  The dividend equivalent right associated with a Deferred Stock Unit shall remain outstanding until, and any Additional Deferred Stock Unit will be delivered at the same time as, the delivery to the participant of the share of Common Stock underlying, or cash settlement of,  the corresponding Deferred Stock Unit.  If a Deferred Stock Unit is forfeited, any corresponding Additional Deferred Stock Unit will also be forfeited and the applicable Deferred Compensation Account will be debited for the Additional Deferred Stock Units forfeited.

(c)         Adjustment of Deferred Stock Units.  If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of stock, exchange of stock, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such stock effected without receipt of consideration by the Company occurring after the Effective Date, the Plan Administrator will make appropriate adjustments to (i) the number and kind of shares of Common Stock for which Deferred Stock Units are outstanding, and (ii) the number of Deferred Stock Units credited to each participant’s Deferred Compensation Account.

6.          Payment of Deferred Compensation.

(a)         Distributions.  Payment from the Deferred Stock Units corresponding to a participant’s deferral election for a given Plan Year shall be made in one lump sum on the earliest to occur of:

(i)          within 90 days following the date that is 30 days, 5 years or 10 years after the participant’s Separation from Service, as selected by the participant in the applicable deferral election (and if no such selection is made, then the participant will be deemed to have selected the date that is 30 days following the participant’s Separation from Service);

(ii)         immediately prior to, on or within 30 days following a Change in Control;

(iii)       the participant’s death.

Notwithstanding anything to the contrary in the Plan, if, on the date of the participant’s Separation from Service, the participant is a “specified employee” within the meaning of Section 409A, the payment will occur on the later to occur of (x) the scheduled distribution date and (y) the first day of the seventh month following the date of the participant’s Separation from Service or, if earlier, the date of the participant’s death.

(b)         Medium of Payment.  Payments from the Deferred Compensation Account shall be made in whole shares of Common Stock for each whole Deferred Stock Unit, and in cash for any fractional Deferred Stock Unit; provided, that, the Compensation Committee of the Board may choose in its discretion to pay the participant cash in lieu of all or a portion of the shares of Common Stock.   If a Deferred Stock Unit (including a fraction thereof) is paid in cash, the amount of cash paid with respect to the Deferred Stock Unit (or fraction thereof) will equal the Fair Market Value of a share of Common Stock (or fraction thereof) on the day immediately preceding the payment date.

7.          Unfunded Promise to Pay; No Segregation of Funds or Assets.  Nothing in the Plan shall require the segregation of any assets of the Company or any type of funding by the Company, it being the intention of the parties that the Plan be an unfunded arrangement for federal income tax purposes.  No participant shall have any rights to or interest in any specific assets or shares of Common Stock by reason of the Plan, and any participant’s rights to enforce payment of the obligations of the Company hereunder shall be those of a general creditor of the Company.

8.          Non-assignability; Beneficiary Designation.  The right of a participant to receive any unpaid portion of the participant’s Deferred Compensation Account shall not be assigned, transferred, pledged or encumbered or subjected in any manner to alienation or anticipation.  However, in the event of a participant’s death, the Company will pay the unpaid portion of the participant’s Deferred Compensation Account to the participant’s designated beneficiaries.  If the participant fails to complete a valid beneficiary designation, the participant’s beneficiary will be his or her estate.

9.          Administration.  The Plan will be administered under the supervision of the Plan Administrator.  The Plan Administrator will prescribe guidelines and forms for the implementation and administration of the Plan, interpret the terms of the Plan, and make all other substantive decisions regarding the operation of the Plan.  The Plan Administrator’s decisions in its administration of the Plan are conclusive and binding on all persons.

10.        Construction.  The laws of the State of Delaware shall govern all questions of law arising with respect to the Plan, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware, except where the laws governing the Plan are preempted by the laws of the United States.  The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.  If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted.  This document constitutes the entire Plan, and supersedes any prior oral or written agreements on the subject matter hereof.

11.        Section 409A; Changes in Tax Law.  The Plan is intended to comply with Section 409A and any regulations and guidance thereunder and shall be interpreted and operated in accordance with such intent. Neither the Company, its affiliates, the Board, nor the Compensation Committee (a) makes any representation or warranty with respect to the tax treatment of the Plan or benefits provided under the Plan, (b) will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any participant under the Code,  or (c) will have any liability to any participant or other person or entity for such tax or penalty or for any early, retroactive or additional tax or penalty under any provision of the Code enacted or revised after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, if the Plan Administrator determines that any amounts payable under the Plan will have adverse tax consequences to any participant under any provision of the Code that is enacted or revised after the Effective Date and changes the tax treatment of the benefits provided by the Plan, the Plan Administrator may (without any obligation to do so or to indemnify any participant for failure to do so), without any participant’s consent, adopt such amendments to the Plan or take such other actions that the Plan Administrator determines to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan, to preserve the economic benefits of the Plan or benefits provided under the Plan or to avoid less favorable tax consequences for any participant or the Company, in each case, to the extent the Plan Administrator reasonably determines is permitted under then-applicable law.  The nature and implementation of any such amendments or other actions will be determined unilaterally by the Plan Administrator in its discretion.

12.        Claw-back.  All awards of Deferred Stock Units under the Plan will be subject to mandatory repayment by the participant to the Company to the extent the participant is, or in the future becomes, subject to any Company or affiliate “claw-back” or recoupment policy that is adopted to comply with the requirements of any applicable law, rule, regulation or otherwise, or any law, rule, or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

13.        Amendment and Termination.  The Board may amend, suspend, or terminate the Plan at any time and for any reason.  No amendment, suspension, or termination will, without the consent of the participant, materially impair rights or obligations under any Deferred Stock Units previously awarded to the participant under the Plan, except as provided below.  The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treas. Reg. Section 1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.

14.        Incorporation of Equity Plan.  The Plan is established under and subject to the terms of the Equity Plan.  Deferred Stock Units issued to, and shares of Common Stock paid to, Participants under the Plan shall be issued and paid from the Equity Plan and subject to its terms.  Notwithstanding the foregoing, if there is a conflict between the terms of the Plan and the Equity Plan, the terms of the Plan will control.

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